                                                                    EXHIBIT 1


                            JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(f)(1), we the undersigned agree that this Statement on
Schedule 13D, to which this Joint Filing Agreement is attached as Exhibit 1, is filed on behalf of each of us.

Dated:  November 18, 1996


                   Red Lion, a California Limited Partnership

                                     Red Lion, a California Limited Partnership

                                     By:  RLA-GP, Inc., its General Partner

                                     By: /s/ Michael W. Michelson
                                         _______________________________________
                                     Name:  Michael W. Michelson
                                     Title: Executive Vice President


                                     RLA-GP Inc., a Delaware corporation

                                     By: /s/ Michael W. Michelson
                                     ___________________________________________
                                     Name:  Michael W. Michelson
                                     Title: Executive Vice President